EXHIBIT 23.1

Sherb & Co., LLP	1900 NW Corporate Blvd., Suite East 210
Certified Public Accountants	Boca Raton, FL 33431
Tel: 561.886.4200
Fax: 561.886.3330
Email: info@sherbcpa.com
Offices in New York and Florida

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2007 on the consolidated financial statements of Lotus Pharmaceuticals, Inc. for the years ended December 31, 2006 and 2005, included herein on the registration statement of Lotus Pharmaceuticals, Inc. on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

      /s/ Sherb & Co., LLP
Boca Raton, Florida
April 24, 2007